UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2006 (May 23, 2006)

Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21291 (Commission File Number)	74-2704230 (IRS Employer Identification No.)
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)
(512) 708-9310
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On May 23, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Introgen Therapeutics, Inc. (the “Company”) awarded 7,500 shares of the Company’s common stock (the “Shares”) to each of the Company’s directors, other than David G. Nance, and a cash payment of $11,600.00 to each of the Company’s directors.
          Pursuant to a form of stock purchase agreement, a copy of which is attached hereto as Exhibit 10.56, the Company issued the Shares to each of William H. Cunningham, Ph.D., S. Malcolm Gillis, Ph.D., Peter Barton Hutt, John N. Kapoor, Ph.D. and Charles E. Long at a per Share purchase price of $4.64, which purchase price for the Shares has been paid by each such director via services previously rendered to the Company.
          The Shares were issued from the Company’s 2000 Stock Option Plan and must be held by each director until the earlier of (i) the Committee approves any disposition of the Shares, or of any beneficial interest therein, by such director prior to such disposition or (ii) the director is no longer a service provider to the Company and (a) such disposition is executed more than six months after any opposite transaction subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, that occurred while the director was a director or officer of the Company or (b) is otherwise exempted under Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to the rules promulgated thereunder.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.56	Form of Stock Purchase Agreement

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr.
Chief Financial Officer

Date: May 25, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.56	Form of Stock Purchase Agreement